EXHIBIT 10.8

     Revised Master Promissory Note to Loan and Security Agreement

                                  EXTENSION
                            REVOLVING CREDIT MASTER
                                PROMISSORY NOTE

$1,500,000.00                                           Princeton, New Jersey
                                                         as of April 16, 2002

     FOR VALUE RECEIVED, the undersigned K-TRONIK N. A. INC, ("Borrower"), (formerly known as K-Tronik Int'l Corporation), promises to pay to the order of BUSINESS ALLIANCE CAPITAL CORPORATION (herein called "BACC") at 300 Alexander Park, Princeton, New Jersey, 08543, or such other address as BACC may notify Borrower, such sum up to One Million Five Hundred Thousand and 00/100 ($1,500,000) Dollars, together with interest as hereinafter provided, as may be outstanding on Advances by BACC to Borrower under Paragraph 2.1(A) of the Loan and Security Agreement dated September 17, 1998 between BACC and Borrower (said Agreement as amended or modified from time to time the "Loan Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement. The Loan Agreement is incorporated herein as though fully set forth and Borrower acknowledges its reading and execution. The principal amount due hereunder shall be paid to BACC on June 30, 2003 or as may otherwise be provided for in the Loan Agreement.

     On the first day of each month hereafter, Borrower shall pay
BACC accrued interest, computed on the basis of a 360 day year, for the actual number of days elapsed, on the daily unpaid balance of the Advances, at the per annum rate of one and one half of one (1.5%) percentage points above the Prime Rate, in effect from time to time. If there is a change in the Prime Rate, the rate of interest on the Advances shall be changed accordingly as of the date of the change in the Prime Rate, without notice to Borrower.

     To secure the payment of this Note and the Obligations, Borrower has granted to BACC a continuing security interest in and lien on the Collateral.

     In addition to all remedies provided by law upon default on payment of this Note, or upon an Event of Default, BACC may, at its option:

     (1) Declare this Note and the Obligations immediately due and payable;

     (2) Collect interest on this Note at the default rate set forth in the Loan Agreement from the date of such Event of Default, and if this Note is referred to an attorney for collection, collect reasonable attorneys' fees; and

     (3)  Exercise any and all remedies provided for in the Loan Agreement.

     This note represents and extension of that certain Extension Revolving Credit Master Promissory Note of Borrower to BACC in the principal sum of $1,500,000.00 dated as of June 29, 2001 and is not intended as a novation of said note or the loans evidenced thereby.

     BORROWER WAIVES PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF PROTEST FOR NON-PAYMENT OF THIS NOTE AND TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS NOTE AND THE ADVANCES EVIDENCED HEREBY.

                                       K-TRONIK N. A. INC.


                                       By:
                                       Name: Robert Kim
                                       Title: President